PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell July 22, 2026 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES SECOND QUARTER 2026 RESULTS BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle" or the "Company") (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank (the "Bank"), one of the largest community banks in the Washington D.C. area, reported its unaudited results for the second quarter ended June 30, 2026. Eagle reported net income of $6.9 million or $0.23 per share for the second quarter 2026, compared to $14.7 million or $0.48 per share for the first quarter of 2026. This $7.8 million decrease in net income is primarily due to $8.1 million higher provision for credit losses, compared to the prior quarter. In the second quarter, net interest income decreased $1.3 million, noninterest income decreased $1.9 million, while noninterest expense decreased $4.7 million. Pre-provision net revenue ("PPNR")1 improved in the second quarter to $29.1 million compared to $27.7 million for the prior quarter reflecting lower noninterest expense, partially offset by lower net interest income and noninterest income. "Although I joined Eagle recently, it is clear that the organization has made significant progress in strengthening its balance sheet, reducing risk, and positioning the Company for the future. I am excited to work alongside our talented team to build on that momentum. My initial focus is centered on listening to our clients, employees, and shareholders to better understand how we can further strengthen our franchise. Our goal is to develop and execute a disciplined strategy that effectively manages risk, delivers consistent profitability, and creates long-term value for our shareholders," said Steve Curley, president and chief executive officer of the Company. "We continued to make progress on our strategic priorities during the quarter with improving asset quality, expanding net interest margin and stronger pre-provision net revenue performance. While higher provision expense and commercial real estate payoffs impacted reported earnings, net interest margin expanded five basis points during the quarter as we continued reducing our reliance on higher-cost brokered funding," said Eric Newell, senior executive vice president and chief financial officer of the Company. Additionally, the Company is announcing today a cash dividend in the amount of $0.01 per share. The cash dividend will be payable on August 17, 2026 to shareholders of record on August 6, 2026. 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

Second Quarter of 2026 Key Elements • The Company announces today the declaration of a common stock dividend of $0.01 per share. • Total C&I loans (including owner-occupied) increased $83.2 million or 2.59%, and C&I deposits decreased $108.9 million, or 5.90% from the previous quarter reflecting timing dynamics rather than underlying relationship attrition. Year-over-year period end C&I deposit growth totaled $216.9 million or 14.28%. • As of the current quarter-end, the Company's CRE concentration ratio was 267.6% compared to 295.1% the prior quarter. ADC concentration was 66.2% compared to 75.7% in the prior quarter. • The ACL as a percentage of total loans was 1.83% at quarter-end; down from 2.12% at the prior quarter-end. Performing office coverage2 was 7.22% at quarter-end; as compared to 7.39% at the prior quarter-end, primarily due to a decrease in the qualitative reserve for CRE office loans (“office overlay”) as the CRE office portfolio decreased. • Non-performing assets decreased by $17.7 million to $113.1 million as of June 30, 2026, representing 1.17% of total assets, compared to $130.8 million, representing 1.31% of total assets as of March 31, 2026. During the quarter, non-performing loan inflows totaled $36.0 million. Reductions of $53.7 million reflected underlying collateral liquidations and sales of loans. • Including loans held for sale, substandard and special mention loans totaled $759.6 million at June 30, 2026, compared to $794.1 million in the prior quarter. Substandard and special mention loans held for sale totaled $25.6 million and $55.7 million at June 30, 2026 and March 31, 2026, respectively. • Annualized quarterly net charge-offs for the second quarter of 2026 were 2.78% compared to 1.46% for the first quarter of 2026. Charge offs during the quarter were elevated primarily due to disposition activities related to classified assets. • The net interest margin ("NIM") increased to 2.52% for the second quarter of 2026, compared to 2.47% for the prior quarter, primarily driven by improved funding mix as reduced brokered deposit usage lowered cost of funds. This improvement was partially offset by lower interest income from declines in average cash and loan balances. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 11.91%, 11.91%, and 14.58%, respectively. • Total estimated insured deposits decreased at quarter-end to $5.9 billion, representing 72.3% of deposits, compared to $6.4 billion, or 74.2% in the prior quarter. This decrease was primarily due to lower balances in money market accounts and time deposits, as well as reduced usage of brokered deposits. • Total on-balance sheet liquidity and available capacity was $4.2 billion, compared to $2.3 billion in uninsured deposits, resulting in a coverage ratio of over 183%. 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total office loans.

Income Statement • Net interest income was $62.4 million for the second quarter of 2026, compared to $63.7 million for the prior quarter. Both interest income and interest expense declined during the quarter, reflecting the impact of declining average interest-earning balances and a reduction in higher cost brokered deposits. • Provision for credit losses was $21.4 million for the second quarter of 2026, compared to $13.4 million for the prior quarter. The increase was primarily driven by execution of the Bank's problem asset resolution strategy, partially offset by a decline in the qualitative reserve. Net charge-offs were $47.9 million for the quarter compared to $26.0 million in the first quarter of 2026. The provision related to the reserve for unfunded commitments was $8 thousand, compared to a reversal of $1.8 million in the prior quarter. • Noninterest income was $10.8 million for the second quarter of 2026, a decrease of $1.9 million, compared to $12.7 million for the prior quarter. In the current quarter, gain on the sale of loans totaled $2.3 million as compared to a gain on sale of loans in the prior quarter of $3.6 million. • Noninterest expense was $44.0 million for the second quarter of 2026, compared to $48.7 million for the prior quarter. The decrease over the prior quarter was primarily due to a $2.1 million reduction in FDIC insurance expense driven by improved performance and risk metrics, and a decrease in expenses related to loan dispositions. • Income tax expense was $0.7 million for the second quarter of 2026, compared to a $1.3 million expense for the prior quarter. The decrease in income tax expense was primarily due to lower pre-tax income during the second quarter of 2026. Loans and Funding • Total loans, including loans held for sale, were $6.7 billion at June 30, 2026, a decrease of 4.6% from the prior quarter-end. The decrease in total loans was primarily driven by declines in income-producing real estate loans, partially offset by an increase in commercial and industrial loans. • Total deposits at quarter-end were $8.2 billion, down $0.4 billion, or 4.7%, from the prior quarter-end. Of the quarter-over-quarter decline, brokered deposits represents $301.5 million. The decrease was primarily driven by lower balances in savings and money market accounts and brokered time deposits. Deposits decreased $934.5 million compared to June 30, 2025. Asset Quality • Allowance for credit losses was 1.83% of total loans held for investment at June 30, 2026, compared to 2.12% at the prior quarter-end. Performing office coverage was 7.22% at quarter-end; as compared to 7.39% at the prior quarter-end, primarily due to a decrease in the qualitative reserve for office overlay as the CRE office portfolio decreased. • Net charge-offs were $47.9 million for the quarter, compared to $26.0 million in the first quarter of 2026. This increase was primarily associated with disposition activities related to classified assets. 3

• Non-performing assets ("NPAs") were $113.1 million at June 30, 2026. ◦ NPAs as a percentage of assets were 1.17% at June 30, 2026, compared to 1.31% at the prior quarter-end. At June 30, 2026, OREO consisted of two properties with an aggregate carrying value of $2.0 million. ◦ Loans 30-89 days past due were $44.1 million at June 30, 2026, compared to $18.0 million at the prior quarter-end. As of the date of this press release, one loan with a balance of $35.4 million was subsequently paid off in full. Capital • Total shareholders' equity was $1.2 billion at June 30, 2026, up 0.5% from the prior quarter-end. The increase in shareholders' equity of $5.2 million was primarily due to quarterly income that increased capital. • Book value per share and tangible book value per share3 were $37.73 and $37.73, an increase of 0.5% from the prior quarter-end. Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended June 30, 2026 as compared to the three months ended March 31, 2026 and June 30, 2025, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its second quarter of 2026 financial results on Thursday, July 23, 2026 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/jdnqw6c5/ • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BIa8e0958131fb45c88951e0437669e334 • A replay of the conference call will be available on the Company's website through Thursday, August 6, 2026: https://www.eaglebankcorp.com/ Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events, financial condition, asset quality or results of Company operations and policies and regarding general economic conditions. In some cases, forward- looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," 4 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

"expects," "plans," "strategy," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the economic effects of an extended government shutdown; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate, monetary and fiscal policy; inflation levels; competitive factors; our ability to access cost-effective funding) and other conditions (such as the impact of bank failures, credit losses or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic and current reports filed with the SEC, including the Company's Quarterly Reports on Form 10-Q. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 5

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended June 30, March 31, June 30, 2026 2026 2025 Interest Income Interest and fees on loans $ 106,358 $ 109,566 $ 125,247 Interest and dividends on investment securities 9,243 9,646 11,436 Interest on balances with other banks and short-term investments 10,978 12,689 14,760 Total interest income 126,579 131,901 151,443 Interest Expense Interest on deposits 61,623 66,181 78,912 Interest on customer repurchase agreements — — 250 Interest on other short-term borrowings 582 — 2,489 Interest on long-term borrowings 2,024 2,026 2,016 Total interest expense 64,229 68,207 83,667 Net Interest Income 62,350 63,694 67,776 Provision for Credit Losses 21,448 13,382 138,159 Provision (Reversal) for Credit Losses for Unfunded Commitments 8 (1,779) 1,759 Net Interest Income (Loss) After Provision for Credit Losses 40,894 52,091 (72,142) Noninterest Income Service charges on deposits 1,733 1,732 1,771 Gain (loss) on sale of loans 2,291 3,550 — Net gain (loss) on sale of investment securities 266 3 (1,854) Increase in cash surrender value of bank-owned life insurance 5,672 5,679 5,161 Other income 797 1,744 1,336 Total noninterest income 10,759 12,708 6,414 Noninterest Expense Salaries and employee benefits 23,366 23,247 21,940 Premises and equipment expenses 2,445 2,533 3,019 Marketing and advertising 1,161 868 1,144 Data processing 4,257 4,204 4,293 Legal, accounting and professional fees 4,783 4,312 1,550 FDIC insurance 4,862 7,009 8,077 Other expenses 3,154 6,567 3,447 Total noninterest expense 44,028 48,740 43,470 Income (Loss) Before Income Tax Expense 7,625 16,059 (109,198) Income Tax Expense (Benefit) 707 1,341 (39,423) Net Income (Loss) $ 6,918 $ 14,718 $ (69,775) Earnings (Loss) Per Common Share Basic $ 0.23 $ 0.48 $ (2.30) Diluted $ 0.23 $ 0.48 $ (2.30) 6

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) June 30, March 31, June 30, 2026 2026 2025 Assets Cash and due from banks $ 13,394 $ 12,626 $ 18,096 Interest-bearing deposits with banks and other short-term investments 612,349 566,733 239,237 Investment securities available-for-sale at fair value (amortized cost of $984,607, $1,008,764, and $1,271,179 respectively, and allowance for credit losses of $—, $—, and $—, respectively) 904,183 930,314 1,170,489 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $454, $907, and $1,229 respectively (fair value of $730,994, $757,238, and $799,136 respectively) 814,878 841,273 896,855 Federal Reserve and Federal Home Loan Bank stock 32,500 27,685 30,613 Loans held for sale, at lower of cost or fair value 49,663 55,702 37,576 Loans held for investment, at amortized cost 6,622,435 6,938,560 7,721,664 Less: allowance for credit losses (121,141) (147,163) (183,796) Loans held for investment, net of allowance 6,501,294 6,791,397 7,537,868 Premises and equipment, net 13,239 12,864 7,103 Operating lease right-of-use assets 27,964 27,569 31,202 Deferred income taxes 134,077 132,729 80,731 Bank-owned life insurance 345,469 339,844 325,174 Other real estate owned 1,966 2,059 2,459 Other assets 207,938 213,486 223,928 Total Assets $ 9,658,914 $ 9,954,281 $ 10,601,331 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand $ 1,567,336 $ 1,488,668 $ 1,532,132 Interest-bearing transaction 973,651 978,330 895,604 Savings and money market 3,061,987 3,286,125 3,267,630 Time deposits 2,582,123 2,838,376 3,424,241 Total deposits 8,185,097 8,591,499 9,119,607 Customer repurchase agreements — — 23,442 Other short-term borrowings 100,000 — 50,000 Long-term borrowings 76,593 76,511 76,264 Operating lease liabilities 35,081 34,532 37,297 Reserve for unfunded commitments 3,319 3,311 4,925 Other liabilities 108,318 103,151 104,729 Total Liabilities 8,508,408 8,809,004 9,416,264 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,490,409, 30,494,659, and 30,364,983 respectively 302 302 300 Additional paid-in capital 385,082 383,050 388,927 Retained earnings 858,601 851,998 904,205 Accumulated other comprehensive loss (93,479) (90,073) (108,365) Total Shareholders' Equity 1,150,506 1,145,277 1,185,067 Total Liabilities and Shareholders' Equity $ 9,658,914 $ 9,954,281 $ 10,601,331 7

Loan Mix and Asset Quality (Dollars in thousands) June 30, March 31, June 30, 2026 2026 2025 Amount % Amount % Amount % Loan Balances - Period End: Commercial $ 1,540,766 23% $ 1,432,933 21% $ 1,207,512 15 % Income producing - commercial real estate 2,729,383 41% 3,030,004 44% 3,768,884 48 % Owner occupied - commercial real estate 1,660,748 25% 1,686,210 23% 1,365,901 18 % Real estate mortgage - residential 35,536 1% 35,743 1% 45,921 1 % Construction - commercial and residential 523,121 8% 617,992 9% 1,211,728 16 % Construction - C&I (owner occupied) 88,457 1% 87,666 1% 69,554 1 % Home equity 43,479 1% 44,948 1% 49,224 1 % Other consumer 945 — % 3,064 — % 2,776 — % Total loans $ 6,622,435 100% $ 6,938,560 100% $ 7,721,664 100 % Three Months Ended or As Of June 30, March 31, June 30, 2026 2026 2025 Asset Quality: Non-performing loans $ 111,124 $ 128,761 $ 226,420 Other real estate owned 1,966 2,059 2,459 Non-performing assets $ 113,090 $ 130,820 $ 228,879 Net charge-offs $ 47,909 $ 25,960 $ 83,877 Special mention $ 274,187 $ 290,827 $ 173,311 Substandard $ 459,773 $ 447,604 $ 702,128 8

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended					
	June 30, 2026			March 31, 2026		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,226,640	$ 10,978	3.59 %	$ 1,420,918	$ 12,689	3.62 %
Loans held for sale (1)	40,356	910	9.04 %	85,096	1,380	6.58 %
Loans (1) (2)	6,888,734	105,448	6.14 %	7,112,483	108,185	6.17 %
Investment securities available-for-sale (2)	950,891	5,147	2.17 %	988,390	5,187	2.13 %
Investment securities held-to-maturity (2)	830,921	4,096	1.98 %	849,802	4,460	2.13 %
Total interest earning assets	9,937,542	126,579	5.11 %	10,456,689	131,901	5.12 %
Noninterest earning assets	737,466			734,996		
Less: allowance for credit losses	(151,328)			(161,755)		
Total noninterest earning assets	586,138			573,241		
Total Assets	$10,523,680			$11,029,930		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,447,015	$ 9,379	2.60 %	$ 1,462,553	$ 9,317	2.58 %
Savings and money market	3,194,094	24,139	3.03 %	3,437,234	25,851	3.05 %
Time deposits	2,683,953	28,044	4.19 %	2,934,494	30,957	4.28 %
Total interest bearing deposits	7,325,062	61,562	3.37 %	7,834,281	66,125	3.42 %
Derivative collateral liability	14,834	60	1.62 %	7,745	56	2.93 %
Other short-term borrowings	60,440	583	3.87 %	—	—	— %
Long-term borrowings	76,566	2,024	10.60 %	76,483	2,026	10.73 %
Total interest bearing liabilities	7,476,902	64,229	3.45 %	7,918,509	68,207	3.49 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,760,058			1,817,726		
Other liabilities	133,356			146,110		
Total noninterest bearing liabilities	1,893,414			1,963,836		
Shareholders' equity	1,153,364			1,147,585		
Total Liabilities and Shareholders' Equity	$10,523,680			$11,029,930		
Net interest income		$ 62,350			$ 63,694	
Net interest spread			1.66 %			1.63 %
Net interest margin			2.52 %			2.47 %
Cost of funds			2.79 %			2.84 %

(1) Loans placed on non-accrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.89 million and $3.90 million for the three months ended June 30, 2026 and March 31, 2026, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

9

Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,					
	2026			2025		
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Assets						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,226,640	$ 10,978	3.59 %	$ 1,377,966	$ 14,773	4.30 %
Loans held for sale [(1)]	40,356	910	9.04 %	15,418	284	7.39 %
Loans [(1) (2)]	6,888,734	105,448	6.14 %	7,942,333	124,939	6.31 %
Investment securities available-for-sale [(2)]	950,891	5,147	2.17 %	1,233,206	6,491	2.11 %
Investment securities held-to-maturity [(2)]	830,921	4,096	1.98 %	918,083	4,945	2.16 %
Total interest earning assets	9,937,542	126,579	5.11 %	11,487,006	151,432	5.29 %
Noninterest earning assets	737,466			635,125		
Less: allowance for credit losses	(151,328)			(133,036)		
Total noninterest earning assets	586,138			502,089		
Total Assets	$10,523,680			$11,989,095		
Liabilities and Shareholders' Equity						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,447,015	$ 9,379	2.60 %	$ 1,489,056	$ 9,982	2.69 %
Savings and money market	3,194,094	24,139	3.03 %	3,461,918	29,634	3.43 %
Time deposits	2,683,953	28,044	4.19 %	3,367,907	39,296	4.68 %
Total interest bearing deposits	7,325,062	61,562	3.37 %	8,318,881	78,912	3.80 %
Customer repurchase agreements	—	—	— %	34,387	250	2.92 %
Derivative collateral liability	14,834	60	1.62 %	12,710	118	3.72 %
Other short-term borrowings	60,440	583	3.87 %	245,291	2,360	3.86 %
Long-term borrowings	76,566	2,024	10.60 %	76,236	2,016	10.61 %
Total interest bearing liabilities	7,476,902	64,229	3.45 %	8,687,505	83,656	3.86 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,760,058			1,907,214		
Other liabilities	133,356			142,124		
Total noninterest bearing liabilities	1,893,414			2,049,338		
Shareholders' equity	1,153,364			1,252,252		
Total Liabilities and Shareholders' Equity	$10,523,680			$11,989,095		
Net interest income		$ 62,350			$ 67,776	
Net interest spread			1.66 %			1.43 %
Net interest margin			2.52 %			2.37 %
Cost of funds			2.79 %			3.17 %

(1) Loans placed on non-accrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.9 million and $3.6 million for the three months ended June 30, 2026 and 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

10

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Income Statements:								
Total interest income	$ 126,579	$ 131,901	$ 149,526	$ 150,103	$ 151,443	$ 153,878	$ 168,417	$ 173,813
Total interest expense	64,229	68,207	81,223	81,944	83,667	88,229	97,623	101,970
Net interest income	62,350	63,694	68,303	68,159	67,776	65,649	70,794	71,843
Provision for credit losses	21,448	13,382	15,468	113,215	138,159	26,255	12,132	10,094
Provision (reversal) for credit losses for unfunded commitments	8	(1,779)	203	(38)	1,759	(297)	(1,598)	(1,593)
Net interest income after provision for credit losses	40,894	52,091	52,632	(45,018)	(72,142)	39,691	60,260	63,342
Noninterest income before investment gain	10,493	12,705	12,183	4,477	8,268	8,203	4,063	6,948
Net gain (loss) on sale of investment securities	266	3	9	(1,982)	(1,854)	4	4	3
Total noninterest income	10,759	12,708	12,192	2,495	6,414	8,207	4,067	6,951
Salaries and employee benefits	23,366	23,247	22,661	21,290	21,940	21,968	22,597	21,675
Premises and equipment expenses	2,445	2,533	2,861	2,944	3,019	3,203	2,635	2,794
Marketing and advertising	1,161	868	1,185	1,316	1,144	1,371	1,340	1,588
Legal Contingency	(206)	—	10,000	—	—	—	—	—
Other expenses	17,262	22,092	33,130	16,347	17,367	18,909	17,960	17,557
Total noninterest expense	44,028	48,740	69,837	41,897	43,470	45,451	44,532	43,614
Income (loss) before income tax expense	7,625	16,059	(5,013)	(84,420)	(109,198)	2,447	19,795	26,679
Income tax expense	707	1,341	(2,574)	(16,907)	(39,423)	772	4,505	4,864
Net income (loss)	6,918	14,718	(2,439)	(67,513)	(69,775)	1,675	15,290	21,815
Per Share Data:								
Earnings (loss) per weighted average common share, basic	$ 0.23	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.51	$ 0.72
Earnings (loss) per weighted average common share, diluted	$ 0.23	$ 0.48	$ (0.08)	$ (2.22)	$ (2.30)	$ 0.06	$ 0.50	$ 0.72
Weighted average common shares outstanding, basic	30,495,258	30,422,259	30,368,432	30,367,997	30,373,167	30,275,001	30,199,433	30,173,852
Weighted average common shares outstanding, diluted	30,570,105	30,540,379	30,584,374	30,367,997	30,510,847	30,404,262	30,321,644	30,241,699
Actual shares outstanding at period end	30,490,409	30,494,659	30,359,632	30,366,555	30,364,983	30,368,843	30,202,003	30,173,200
Book value per common share at period end	$ 37.73	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.60	$ 40.61
Tangible book value per common share at period end[(1)]	$ 37.73	$ 37.56	$ 37.26	$ 37.00	$ 39.03	$ 40.99	$ 40.59	$ 40.61
Dividend per common share	$ 0.010	$ 0.010	$ 0.010	$ 0.010	$ 0.165	$ 0.165	$ 0.165	$ 0.165
Performance Ratios (annualized):								
Return on average assets	0.26 %	0.54 %	(0.08)%	(2.31)%	(2.33)%	0.06 %	0.48 %	0.70 %
Return on average common equity	2.41 %	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %
Return on average tangible common equity[(1)]	2.41 %	5.20 %	(0.85)%	(22.66)%	(22.35)%	0.55 %	4.94 %	7.22 %
Net interest margin	2.52 %	2.47 %	2.38 %	2.43 %	2.37 %	2.28 %	2.29 %	2.37 %
Efficiency ratio[(2)]	60.2 %	63.8 %	86.8 %	59.3 %	58.6 %	61.5 %	59.5 %	55.4 %
Other Ratios:								
Allowance for credit losses to total loans[(3)]	1.83 %	2.12 %	2.19 %	2.14 %	2.38 %	1.63 %	1.44 %	1.40 %
Allowance for credit losses to total non-performing loans	109.01 %	114.29 %	149.31 %	131.67 %	81.17 %	64.59 %	54.81 %	83.25 %
Non-performing assets to total assets	1.17 %	1.31 %	1.04 %	1.23 %	2.16 %	1.79 %	1.90 %	1.22 %
Net charge-offs (recoveries) (annualized) to average total loans[(3)]	2.78 %	1.46 %	0.67 %	7.36 %	4.22 %	0.57 %	0.48 %	0.26 %
Tier 1 capital (to average assets)	11.22 %	10.63 %	9.72 %	10.40 %	10.63 %	11.11 %	10.74 %	10.77 %
Total capital (to risk weighted assets)	15.84 %	15.05 %	14.33 %	14.83 %	15.27 %	15.86 %	15.86 %	15.51 %
Common equity tier 1 capital (to risk weighted assets)	14.58 %	13.80 %	13.07 %	13.58 %	14.01 %	14.61 %	14.63 %	14.30 %
Tangible common equity ratio[(1)]	11.91 %	11.51 %	10.78 %	10.39 %	11.18 %	11.00 %	11.02 %	10.86 %
Average Balances (in thousands):								
Total assets	$ 10,523,680	$ 11,029,930	$ 11,964,701	$ 11,597,399	$ 11,989,095	$ 12,118,190	$ 12,575,722	$ 12,360,899
Total earning assets	9,937,542	10,456,689	11,389,162	11,137,543	11,487,006	11,640,162	12,303,940	12,072,891
Total loans[(3)]	6,888,734	7,112,483	7,338,320	7,648,459	7,942,333	7,933,695	7,971,907	8,026,524
Total deposits	9,085,120	9,652,007	10,590,252	10,163,215	10,226,095	9,883,233	10,056,463	9,344,414
Total borrowings	137,006	76,483	83,056	131,225	355,914	794,940	1,118,276	1,654,736
Total shareholders' equity	1,153,364	1,147,585	1,140,402	1,182,148	1,252,252	1,242,805	1,230,573	1,201,477

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

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GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)

(dollars in thousands, except per share data)

	Three Months Ended		
	June 30, 2026	March 31, 2026	June 30, 2025
Tangible common equity			
Common shareholders' equity	$ 1,150,506	$ 1,145,277	$ 1,185,067
Less: Intangible assets	—	—	(9)
Tangible common equity	$ 1,150,506	$ 1,145,277	$ 1,185,058
Tangible common equity ratio			
Total assets	$ 9,658,914	$ 9,954,281	$ 10,601,331
Less: Intangible assets	—	—	(9)
Tangible assets	$ 9,658,914	$ 9,954,281	$ 10,601,322
Tangible common equity ratio	11.91 %	11.51 %	11.18 %
Per share calculations			
Book value per common share	$ 37.73	$ 37.56	$ 39.03
Less: Intangible book value per common share	$ —	$ —	$ —
Tangible book value per common share	$ 37.73	$ 37.56	$ 39.03
Shares outstanding at period end	30,490,409	30,494,659	30,364,983
Average tangible common equity			
Average common shareholders' equity	$ 1,153,364	$ 1,147,585	$ 1,252,252
Less: Average intangible assets	—	—	(11)
Average tangible common equity	$ 1,153,364	$ 1,147,585	$ 1,252,241
Return on average tangible common equity			
Net (loss) income	$ 6,918	$ 14,718	$ (69,775)
Return on average tangible common equity	2.41%	5.20%	(22.35)%
Pre-provision net revenue			
Net interest income	$ 62,350	$ 63,694	$ 67,776
Noninterest income	10,759	12,708	6,414
Less: Noninterest expense	(44,028)	(48,740)	(43,470)
Pre-provision net revenue	$ 29,081	$ 27,662	$ 30,720

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, and the annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.

Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans.

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